Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of ImmunoCellular Therapeutics, Ltd. on Forms S-1 (File Nos. 333-200874, 333-178211, 333-173312, 333-167207 and 333-144521) and S-3 (File No. 333-184010) and S-8 (File Nos. 333-192177, 333-183715, 333-171652, 333-155199, 333-151968 and 333-147278) of our report dated March 9, 2015, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedule of ImmunoCellular Therapeutics, Ltd. as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012, and our report dated March 9, 2015 with respect to our audit of the effectiveness of internal control over financial reporting of ImmunoCellular Therapeutics, Ltd. as of December 31, 2014, which reports are included in this Annual Report on Form 10-K of ImmunoCellular Therapeutics, Ltd. for the year ended December 31, 2014.

/s/ Marcum llp

Los Angeles, CA

March 9, 2015